UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


  Date of Report (Date of earliest event reported) May 10, 2005


                          DIONICS, INC.
     (Exact name of registrant as specified in its charter)

                Commission file number 001-03323


Delaware                                               11-2166744
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)

65 Rushmore Street
Westbury, New York                                          11590
(Address of principal                                  (Zip Code)
executive offices)


Registrant's telephone number, including area code:(516)997-7474

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Section 8 - Other Events

Item 8.01 Other Events.

      Dionics, Inc. (the "Company") is filing this Form 8-K in order to report on the status of the Company's Form 10-KSB for the year ended December 31, 2004 (the "Annual Report") and the Form 10-QSB for the quarter ended March 31, 2005 (the "Quarterly Report"). Due primarily to financial constraints, the Company has been unable to have its recently engaged auditors, Bloom & Co., perform the audit of the Company's financial statements for the year ended December 31, 2004. As a result, the Company has not been able to file the Annual Report. In addition, although the Quarterly Report will not be due until May 16, 2005, the Company will not be able to timely file the Quarterly Report due primarily to said financial constraints. The Company hopes that in the near term it will be able to complete the audit for the year ended December 31, 2004 and file the Annual Report and the Quarterly Report. As previously reported, the Company recently changed auditors when the Company learned that its prior auditors were not registered with the Public Company Accounting Oversight Board ("PCAOB"). As a result, the Company engaged Bloom & Co. which firm re-audited the financial statements for the year ended December 31, 2003 which re-audited financial statements were included in the Company Form 10-KSB/A for the year ended December 31, 2003 filed on April 5, 2005.

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DIONICS, INC.
                                 (Registrant)


Dated:     May  10,  2005        By:   /s/  Bernard L. Kravitz
                                 Name:      Bernard L. Kravitz
                                 Title:     President